Exhibit 99.1

NEWS RELEASE

Contact: Lutz Henckels
Executive Vice President, CFO, COO
lhenckels@gigatronics.com
(925) 328-4650 ext. 4698

Giga-tronics Incorporated Reports First Quarter Fiscal 2023 Results

DUBLIN, Calif., August 11, 2022 (OTCQB: GIGA) – Giga-tronics Incorporated (“Giga-tronics” or the “Company”) today reported results for the first quarter of fiscal 2023, which ended June 25, 2022:

First Quarter Fiscal Year 2023 versus First Quarter Fiscal Year 2022 Highlights

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Revenue of $1.9 million in the first quarter of 2023 decreased 5% compared to revenue of $2.1 million in the first quarter of fiscal 2022.
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Giga-tronics Division revenue increased to $1.2 million in the first quarter of 2023 versus $51,000 in the first quarter of fiscal 2022.
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Microsource filter revenue decreased 62% compared to the first quarter of 2022.
•
Gross profit of $414,000 in the first quarter of fiscal 2023 decreased as compared to $800,000 in the first quarter of fiscal 2022 mainly due to the decrease in revenue in the Microsource segment.
•
Total operating expenses increased by $124,000 in the first quarter of fiscal 2023 versus the same period in the prior fiscal year primarily due to transaction costs.
•
Net loss attributable to common shareholders for the first quarter of fiscal 2023 was $1.2 million or ($0.45) per basic share compared to net loss of $0.9 million or ($0.32) per basic share in the first quarter of fiscal 2022 primarily due to lower revenue and gross margins along with transaction related costs of $164,000.
•
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, adjusted for net other income or expense, stock-based compensation, and certain one-time income or expense items) was a loss of $1.0 million in the first quarter of fiscal 2023 compared to an Adjusted EBITDA loss of $0.5 million in the first quarter of fiscal 2022.

John Regazzi, President and Chief Executive Officer of the Company, said, “Our first quarter of fiscal year 2023 results decreased slightly as compared to the first quarter of last fiscal year but grew sequentially from the fourth quarter of fiscal year 2022, primarily driven by sales of our Threat Emulation System (“TEmS”) in our Giga-tronics Division. We are confident that air-crew training and field testing on ranges throughout the country represent a significant new opportunity for the growth of the Company’s Electronic Warfare (“EW”) test business. During the first quarter of 2023 we realized sales supporting a new advanced weapon system program for the United States Air Force F-35 program, as part of a multi-year Task Order under a $28 billion Department of Defense contract vehicle. Our TEmS is smaller, more flexible, easier to use and has a much lower price point than similar solutions in the space, which we believe provides us a competitive advantage, and earlier this week we announced a second TEmS order valued at $783,000.”

Lutz Henckels, Executive Vice President, Chief Financial Officer and Chief Operating Officer stated, “Our proposed transaction with Gresham Worldwide, Inc. continues to move forward and we recently filed our definitive proxy statement for the proposed share exchange. We believe we are on track to close this acquisition after the September 7, 2022 special meeting of Giga-tronics shareholders. This is a transformative transaction, expected to generate synergies that significantly enhance our positioning in the rapidly growing market for EW and countermeasure solutions. Additionally, the combination will add scale, production capacity, engineering, R&D expertise and global reach which we anticipate will accelerate our efforts to penetrate and drive growth in attractive new market areas. The combined entity will have over 500 customers with over 40 Tier-1 prime contractors and access to more than 20 global defense ministry programs spanning the globe. Proforma combined revenues for the 12 months ended March 2022 exceeded $35 million. Finally, as a public entity, we will have the scale to better leverage our public listing with the intent of uplisting to Nasdaq.”

Earnings Conference Call

Giga-tronics will host a conference call on Thursday, August 11, 2022, at 4:30 p.m. EDT to discuss the results for the first quarter of fiscal 2023, which ended June 25, 2022 and to provide an update on the Company's operations. To participate in the call, dial (800)

285-6670 toll free, or (713) 481-1320. Participants will be greeted by an operator and asked for the Company name. It is recommended that you call in five to ten minutes prior to the start time. A replay of the call will subsequently be made available on the Giga-tronics website under “Investor Relations”. The conference call discussion reflects management's views as of August 11, 2022.

About Giga-tronics Incorporated

Giga-tronics is a publicly held company, traded on the OTCQB Capital Market under the symbol "GIGA". Giga-tronics produces RADAR filters and Microwave integrated components for use in military defense applications as well as sophisticated RADAR/EW test products primarily used in electronic warfare test & emulation applications.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release, other than statements of historical facts, are forward-looking statements. Generally, forward- looking statements and information can be identified by the use of forward-looking terminology such as “expects” or “anticipates” or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “should" or “will” occur. Forward-looking statements include, among others, those concerning the proposed share exchange with BitNile Holdings and Gresham Worldwide, the timing and benefits of the share exchange transaction, future product developments, future prospects, future operating results (including, for example, future revenue, growth, expenses, margin and profitability), growth in market share, product competitiveness and expected and potential orders and sales to customers. Forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include the Company’s failure to satisfy any of the conditions to the consummation of the share exchange transaction, including the approval of the Company’s shareholders; the Company’s ability to successfully manufacture its RADAR/EW test products; to identify customer needs and to design and implement new features; the timely receipt of components from third-party suppliers; the receipt or timing of future orders for products or services and cancellations or deferrals of existing or future orders; the adequacy of the Company’s capital resources; the Company’s ability to manage expenses; the results of pending or threatened litigation; the Company’s ability to successfully implement its business plan; the Company’s need to modify its business plan as a result of these or other risks; the volatility in the market price of the Company’s common stock; and the circumstances relating to the COVID-19 pandemic and governmental responses. You should not place undue reliance on any forward-looking statements, which are made as of the date of this press release. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements. For further discussion, see the Company’s most recent annual report on Form 10-K for the fiscal year ended March 26, 2022, Part I, under the heading "Risk Factors" and Part II, under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" and those in other public filings the Company may make with the Securities and Exchange Commission.

Investor Relations Contact:

John Nesbett/Jennifer Belodeau

IMS Investor Relations

203.972.9200

jnesbett@institutionalms.com

GIGA-TRONICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands except share data)

	June 25, 2022	March 26, 2022*
Assets
Current assets:
Cash	$400	$25
Trade accounts receivable, net of allowance of $0 and $3, respectively	1,510	530
Inventories, net	4,439	4,853
Prepaid expenses	85	62
Unbilled receivable	609	1,380
Total current assets	7,043	6,850
Property, plant and equipment, net	352	341
Right-of-use asset	431	521
Other long-term assets	406	343
Total assets	$8,232	$8,055
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$1,423	$1,530
Loans payable, net of discounts and issuance costs	2,482	1,250
Accrued payroll and benefits	852	608
Lease obligations	488	485
Other current liabilities	356	241
Total current liabilities	5,601	4,114
Other non-current liabilities	19	10
Long-term lease obligations	83	206
Total liabilities	5,703	4,330

Shareholders’ equity:
Preferred stock; no par value; Authorized – 1,000,000 shares
Series A convertible preferred stock: 250,000 shares designated; 0 shares issued and outstanding at June 25, 2022 and March 26, 2022	—	—
Series B, C, D convertible preferred stock: 19,500 designated shares; 17,782 shares issued and outstanding June 25, 2022 and March 26, 2022; (liquidation preference of $3,367 at June 25, 2022 and March 26, 2022)	2,745	2,745
Series E convertible preferred stock: 100,000 designated shares; 5,700 shares issued and outstanding at June 25, 2022 and March 26, 2022; (liquidation preference of $214 at June 25, 2022 and March 26, 2022)	90	90
Common stock; no par value; Authorized – 13,333,333 shares; 2,777,230 and 2,767,230 shares issued and outstanding at June 25, 2022 and March 26, 2022, respectively	34,894	34,842
Accumulated deficit	(35,200)	(33,952)
Total shareholders’ equity	2,529	3,725
Total liabilities and shareholders’ equity	$8,232	$8,055

See Accompanying Notes to Consolidated Financial Statements

* Derived from the audited financial statements as of and for the fiscal year ended March 26, 2022

GIGA-TRONICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands except share data)

	Three Months Ended
	June 25, 2022	June 26, 2021
Net revenue:
Goods	$1,167	$51
Services	763	1,999
Total revenue	1,930	2,050
Cost of revenue	1,516	1,250
Gross profit	414	800
Operating expenses:
Engineering	298	402
Selling, general and administrative	1,162	1,098
Transaction expenses	164	—
Total operating expenses	1,624	1,500
Operating loss	(1,210)	(700)
Interest expense, net and other:
Interest expense, net	(33)	(3)
Other expense, net	(3)	(111)
Loss before income taxes	(1,246)	(814)
Provision for income taxes	—	—
Net loss	(1,246)	(814)
Deemed dividend on Series E preferred stock	(2)	(3)
Cumulative dividends on converted Series E preferred stock	—	(43)
Net loss attributable to common shareholders	$(1,248)	$(860)

Net loss per common share attributable to common shareholder – basic and diluted	$(0.45)	$(0.32)

Weighted average common shares used in computing net loss per common share attributable to common shareholders– basic and diluted	2,777	2,725

See Accompanying Notes to Consolidated Financial Statements

Non-GAAP Financial Measures: Adjusted EBITDA is a non-GAAP measure that does not have a standardized definition under U.S. GAAP. The Company has provided this non-GAAP measure in this press release because management believes it measures the Company’s operating performance and free cash flow in a manner useful to investors. The Company defines “Adjusted EBITDA” as net income (loss) before interest, taxes, depreciation and amortization adjusted for net other income or expense, share-based compensation and certain one-time income or expense items.

Adjusted EBITDA Reconciliation (In thousands)	Three Months Ended
	June 25, 2022	June 26, 2021
Net loss	$(1,246)	$(814)
Cumulative and deemed dividends on Series E preferred stock	(2)	(46)
Net loss attributable to common shareholders	(1,248)	(860)
Depreciation and amortization	39	52
Interest and taxes	33	3
EBITDA	(1,176)	(805)

Adjustments:
Stock-based compensation	52	155
Other expenses, net	3	111
Transaction related expenses	164	—
Adjusted EBITDA	$(957)	$(539)